20 July, 2007

Crusade Management Limited
4-16 Montgomery Street
Kogarah NSW 2217

Dear Sirs

CRUSADE GLOBAL SECURITISATION TRUSTS

We have acted for Crusade Management Limited (CML) in connection with the preparation of the following documents:

(a)   Prospectus;

(b)   form of Prospectus Supplement;

(c)   Registration Statement on Form S-3, File No. 333-143396 together with exhibits and any amendments to it (the Registration Statement);

(d)   Master Trust Deed dated 14 March 1998 between St.George Bank Limited
      (St.George), CML and Perpetual Trustees Consolidated Limited (formerly
      National Mutual Trustees Limited) (the Issuer Trustee) (the Master Trust
      Deed);

(e)   form of Supplementary Terms Notice between, among others, CML and the
      Issuer Trustee;

(f)   form of Note Trust Deed between CML, the Issuer Trustee, P.T.Limited and any Note Trustee;

(g)   form of Security Trust Deed between, among others, CML and the Issuer
      Trustee;

(h)   form of Agency Agreement between, among others, CML and the Issuer
      Trustee; and

(i)   Servicing Agreement dated 19 March 1998 between St.George, the Issuer
      Trustee and CML,

(collectively the PROSPECTUS DOCUMENTS) as filed by CML with the Securities and
Exchange Commission (the COMMISSION) under the US Securities Act of 1933, as amended (the Act), relating to the Notes (as defined below).

The Prospectus Documents relate to the offer and sale of Mortgage Backed Notes
(the Notes) to be issued by Perpetual Trustee Consolidated Limited, in its capacity as trustee of the trusts constituted under the Master Trust Deed (each a TRUST), established from time to time in one or more series in amounts to be determined at the time of sale and to be set forth in one or more Prospectus
Supplements.

OUR REF  AEJS:000000

20 July, 2007

--------------------------------------------------------------------------------

Definitions in the Prospectus Documents apply in this opinion but Relevant
Jurisdiction means the Commonwealth of Australia or New South Wales. No assumption or qualification in this opinion limits any other assumption or qualification in it.

1.    DOCUMENTS

      We have examined a copy of the Prospectus Documents.

2.    ASSUMPTION

      For the purposes of giving this opinion we have assumed that where a document has been submitted to us in draft form it will be executed in the form of that draft.

3.    QUALIFICATIONS

      Our opinion is subject to the following qualifications:

      (a)   we express no opinion as to any laws other than the law of each
            Relevant Jurisdiction as in force at the date of this opinion and, in particular we express no opinion as to the laws of the United
            States of America; and

      (b)   our opinion is subject to the explanations and qualifications set forth under the caption "Australian Tax Matters" in the Prospectus.

4.    OPINION

      Based on the assumption and subject to the qualifications set out above we are of the opinion that while the section entitled "Australian Tax
      Matters" in Prospectus does not purport to discuss all possible Australian tax ramifications of the purchase, the ownership, and disposition of the
      Notes, we hereby adopt and confirm the statements set forth in the
      Prospectus under the heading "Australian Tax Matters" as at the date of this opinion. There can be no assurance, however, that the tax conclusions presented in that Tax Description will not be successfully challenged by the Australian Taxation Office, or significantly altered by new legislation, changes in Australian Taxation Office positions or judicial decisions, any of which challenges or alterations may be applied retroactively with respect to completed transactions.

We consent to filing of this letter as an exhibit to the Registration Statement on Form S-3 and we consent to the references to our firm under the headings in the Prospectus "Australian Tax Matters" and "Legal Matters", without admitting that we are "experts" within the meaning of Securities Act of 1933 or the rules and regulations of the Commission issued under that Act with respect to any part of the Registration Statement, including this exhibit.

Yours faithfully,

/s/Allens Arthur Robinson

ALLENS ARTHUR ROBINSON

--------------------------------------------------------------------------------
                                                                          Page 2